Exhibit 11 under Form N-1A
                                    Exhibit EX 23 under Item 601/ Reg.  S-K


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions `Financial Highlights'' and ``Independent Auditors'' in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-37525) and the related Prospectuses and to the incorporation therein of our reports dated January 17, 1997 with respect to the financial statements included in the Annual Reports of The Biltmore Municipal Funds (Biltmore Georgia Municipal Bond Fund, North Carolina Municipal Bond Fund and South Carolina Municipal Bond Fund).

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
January 27, 1997